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                                                                    EXHIBIT 99.2

                      (MAGELLAN PETROLEUM CORPORATION LOGO)

                         MAGELLAN PETROLEUM CORPORATION
                              10 COLUMBUS BOULEVARD
                               HARTFORD, CT 06105

                                October 18, 2005

VIA ELECTRONIC MAIL AND
FACSIMILE: +61-7-3832-6411

Mr. Rodney F. Cormie
Chairman of the Board
Magellan Petroleum Australia Limited
10th Floor
145 Eagle Street
Brisbane, Queensland, Australia 4000

Dear Rod:

     RE: MAGELLAN PETROLEUM CORPORATION AND
         MAGELLAN PETROLEUM AUSTRALIA LIMITED

     Magellan Petroleum Corporation ("Magellan") has been thinking strategically about its investment in its subsidiary, Magellan Petroleum Australia Limited ("MPAL"). As you know, Magellan currently has a 55.13% ownership interest in MPAL.

     We believe that the current shareholding structure of MPAL is not necessarily in the best interests of either Magellan or MPAL shareholders. We also believe that the existing ownership structure has not provided optimal benefits in transparency as to pricing or market understanding of MPAL's assets nor fostered liquidity or access to capital in either market. Based on these beliefs, we now propose an offer to purchase (the "Offer") the shares in MPAL that we do not already own.

     Under our Offer, MPAL minority shareholders will receive seven (7) newly issued shares of Magellan common stock -- to be issued in the form of Magellan CDIs (CHESS Depository Interests) -- for each ten (10) shares that they hold in MPAL. The Magellan CDIs will be listed and quoted on the Australian Stock Exchange ("ASX").

     Based on Magellan's closing share price of US$1.93 on October 17, 2005 on the NASDAQ Capital Market and an A$/US$ exchange rate of 0.75, the Offer values MPAL at A$84.1 million in total (including the shares currently owned by Magellan), or A$1.80 per share. Accordingly, the proposed consideration in aggregate for the 44.87% of MPAL's


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Mr. Rodney F. Cormie
Magellan Petroleum Australia Limited
October 18, 2005
Page 2


shares which Magellan does not already own is approximately 14.7 million Magellan shares, with an aggregate value of A$37.7 million based on Magellan's recent share trading price.

BENEFITS TO MPAL SHAREHOLDERS

     We believe that the benefits of the Offer for MPAL and its shareholders are numerous. While retaining an interest in the underlying MPAL assets and business prospects, MPAL shareholders will enjoy the following benefits:

- a value premium of 28% on MPAL's volume weighted average trading price on the ASX for the last 3 months;

- shares in a more liquid security with significantly higher average trading volumes;

-    potentially cheaper access to capital;

- potential cost savings from organizational efficiencies arising from the simplified capital structure;

-    tax roll-over relief under Australian law; and

-    full alignment of the strategies of both companies.

CONDITIONS TO THE OFFER

     The Offer is conditional on Magellan acquiring not less than 90% of MPAL shares, the receipt of Magellan shareholder approval in the United States, receipt of any required regulatory approvals in the United States and in Australia and certain other conditions as set out in the Annexure to this letter.

OFFER PERIOD

     To accommodate the timeframe of Magellan's required shareholders' meeting, and other factors which will intervene, for example, the Christmas and New Year's holidays, we intend having a minimum offer period of eight (8) weeks (the "Offer Period").

INTENTIONS OF MAGELLAN IF THE OFFER IS SUCCESSFUL

     It is our present intention, following the completion of the Offer, to maintain the current board of directors of MPAL and to own 100% of MPAL's shares.

     Our specific intentions for the near term future of MPAL will be described in Magellan's relevant U.S. and Australian regulatory filings. In summary we envisage the following with respect to the continuation of the business, the position of the employees and the protection of MPAL assets:

- BUSINESS: We expect MPAL to continue as an oil and gas exploration and production company in substantially the same manner as it is presently operated.


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Mr. Rodney F. Cormie
Magellan Petroleum Australia Limited
October 18, 2005
Page 3


- BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT: We will maintain the current board of directors. We will also seek to retain key members of the MPAL executive management team, whose performance will continue to be reviewed in line with current procedures. Additional members of the executive management team will be added, as appropriate.

- EMPLOYEES AND CONSULTANTS: We intend to continue the monitoring and review process which is currently in place in regard to MPAL's employees and the usage of consultancy services.

- HEADQUARTERS: MPAL, as a wholly-owned subsidiary of Magellan, will continue to be headquartered in Brisbane. Magellan's headquarters will continue to be based in Hartford, Connecticut, USA.

- COMPULSORY ACQUISITION: If the Offer is successful, we will proceed with the compulsory acquisition of the remaining MPAL shares in accordance with the provisions of the Corporations (2001) Act.

- REMOVAL FROM OFFICIAL LIST: We intend to request ASX to remove MPAL from the Official List of the ASX following successful completion of the Offer.

- MPAL BUSINESS POLICIES AND PRACTICES: Consistent with our enhanced ownership position, we intend to continue to review MPAL's important business policies and practices, including corporate governance, exploration and development efforts, capital expenditures, existing and planned joint ventures, acquisition prospects, and investment policies, with the aim to maximize overall shareholder return.

- STRATEGIC INITIATIVES: We intend to continue to review strategic options in light of the new ownership structure, in cooperation with the MPAL Board, its executive management, and taking into account the strategic review undertaken by MPAL's Business Development Committee.

- CASH RESOURCES: We believe that MPAL's existing cash resources are currently sufficient to continue its business without a major effort to raise additional capital.

- OTHER ACTIONS: We intend to undertake all other actions consistent with Magellan's role and the interests of the combined companies and the shareholders.

     The statements described above reflect our current intentions only, which may change as new information becomes available or as circumstances change.

SEC AND AUSTRALIAN REGULATORY FILINGS; ADVISERS

     Further information concerning our Offer will be contained in (1) our Form S-4 registration statement to be filed with the U.S. Securities and Exchange Commission as soon as practicable, and (2) our Bidder's Statement which we will serve on MPAL and lodge with the ASX and the Australian Securities and Investments Commission as soon as practicable.


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Mr. Rodney F. Cormie
Magellan Petroleum Australia Limited
October 18, 2005
Page 4


     We intend to file with the Securities and Exchange Commission a registration statement on Form S-4, which will contain a prospectus/proxy statement in connection with the proposed Offer. The prospectus/proxy statement will be mailed to Magellan shareholders when it is finalized. Magellan shareholders are advised to read the prospectus/proxy statement when it becomes available, because it will contain important information. Such prospectus/proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov), or by request from the Company at 10 Columbus Boulevard, Hartford, CT 06105.

     TM Capital Corp. of New York, N.Y. and Baron Partners Limited of Sydney, Australia are acting as joint financial advisers to Magellan. Watson Mangioni of Sydney, Australia and Murtha Cullina LLP of Hartford, CT are acting as Magellan's Australian and U.S. legal advisers.

                                  ************

     The Board of Directors of Magellan believes that completion of the Offer will lead to stronger companies which will both be better positioned to thrive in the current competitive atmosphere and to improve overall shareholder returns. We hope and trust that the MPAL Board of Directors and shareholders will agree, so that, together, we can move forward successfully.

                                        Yours sincerely,


                                        /s/ Walter McCann
                                        ----------------------------------------
                                        Walter McCann
                                        Chairman of the Board of Directors


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                                    ANNEXURE
                               CONDITIONS OF OFFER

The Offer made by Magellan for the MPAL shares will be subject to conditions substantially as set out below:

1.   QUOTATION: both:

     (a) an application for admission of the Magellan Shares in the form of Magellan CDIs to be issued under the Offer to quotation on ASX is made within 7 days after commencement of the Offer Period; and

     (b) permission for admission of the Magellan Shares in the form of Magellan CDIs to be issued under this Offer to quotation on ASX is granted no later than 7 days after the expiry of the Offer Period;

2. 90% MINIMUM ACCEPTANCE: the number of MPAL Shares in which Magellan and its Associates have a Relevant Interest at the expiry of the Offer Period is not less than 90% of the MPAL Shares then on issue, and Magellan satisfies any other requirements to effect compulsory acquisition of all outstanding MPAL Shares;

3. OTHER REGULATORY APPROVALS: all other necessary approvals for the proposed transaction are granted, given, made or obtained on an unconditional basis and, at the end of the Offer Period, remain in full force and effect in all respects and are not subject to any notice, intention or indication of intention to revoke, suspend, restrict, modify or not renew those approvals;

4. MAGELLAN SHAREHOLDER APPROVAL: all resolutions necessary to approve, effect and implement or authorise the implementation of the Offer and the acquisition of the MPAL shares are passed by the requisite majority of Magellan shareholders at a general meeting of Magellan shareholders expected to be held during January 2006;

5. U.S. REGISTRATION STATEMENT: The U.S. Registration statement is declared effective by the SEC and Magellan receives confirmation that all Magellan shares issued pursuant to the Offer will be registered with the SEC and freely tradeable immediately following their issuance;

6. NO ACQUISITION OR DISPOSAL OF MATERIAL ASSET: except for any proposed transaction publicly announced by MPAL before the announcement of the Offer (the "Announcement Date") none of the following events occurs during the period from the Announcement Date to the end of the Offer Period:

     (a) MPAL or any controlled entity of MPAL acquires, offers to acquire or agrees to acquire one or more companies, businesses or assets (or any interest in one or more companies, businesses or assets) for an amount in aggregate greater than $500,000 or makes an announcement in relation to such an acquisition, offer or agreement; or

     (b) MPAL or a controlled entity of MPAL enters into, offers to enter into or agrees to enter into any agreement, joint venture, partnership or commitment which would require expenditure, or the foregoing of revenue by MPAL and/or its controlled entities of an amount which is, in aggregate, more than $500,000, other than in


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          the ordinary course of business or makes an announcement in relation to such an entry, offer or agreement;

7. S&P ASX 200 INDEX: before the end of the Offer Period, the S&P ASX 200 Index does not fall below 4,000 on any trading day;

8.   NO CHANGE IN CONTROL: no person has, or is entitled to have any right to:

     (a) terminate or alter any contractual relations between any person and any MPAL group entity; or

     (b)  require the sale of any securities in an MPAL group entity,

     as a result of the acquisition of MPAL shares by Magellan;

9. NO MATERIAL ADVERSE CHANGE: during the period commencing on the Announcement Date and ending on the expiry of the Offer Period, no change occurs or is announced that would reasonably be expected to affect the capital structure, business, financial or trading position, future profitability, condition of assets or liabilities of MPAL or a controlled entity of MPAL in a manner which would be material in the context of MPAL's operations as a whole;

10. NO LITIGATION: during the period commencing on the Announcement Date and ending on the expiry of the Offer Period, no litigation or arbitration proceedings have been or are instituted or threatened against MPAL or a controlled entity of MPAL which are material in the context of MPAL's operations as a whole;

11. NO REGULATORY INTERVENTION: during the period commencing on the Announcement Date and ending on the expiry of the Offer Period, no governmental agency or any other person takes any action to:

     (a) prohibit, prevent or inhibit the acquisition of, or trading in, MPAL shares;

     (b) impose conditions on the Offer which impose unduly onerous obligations upon Magellan or would materially affect the business or capital structure of MPAL; or

     (c) require the divestiture by Magellan of securities or assets of any MPAL group entity;

     other than an application to or a decision or order of ASIC or the Takeovers Panel for the purpose of or in the exercise of the powers and discretions conferred on it by the Corporations Act;

12. NO PRESCRIBED OCCURRENCES: none of the following happens during the period commencing on the Announcement Date and ending on the expiry of the Offer Period (each being a separate condition):

     (a) the shares of MPAL or any of the controlled entities of MPAL are converted into a larger or smaller number of shares;

     (b) MPAL or a controlled entity of MPAL resolves to reduce its share capital in any way;

     (c)  MPAL or a controlled entity of MPAL:

          (i)  enters into a buy-back agreement; or


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          (ii) resolves to approve the terms of a buy-back agreement under sections 257C or 257D of the Corporations Act;

          (iii) MPAL or a controlled entity of MPAL makes an issue of or grants an option to subscribe for any securities or agrees to make such an allotment or grant such an option;

          (iv) MPAL or a controlled entity of MPAL issues or agrees to issue convertible notes;

          (v) MPAL or a controlled entity of MPAL disposes or agrees to dispose of the whole or a substantial part of its business or property;

          (vi) MPAL or a controlled entity of MPAL grants or agrees to grant an encumbrance over the whole or a substantial part of its business or property; or

          (vii) an insolvency event occurs with respect to MPAL or a controlled entity of MPAL; and

13. NO SELECTIVE DISCLOSURE OF INFORMATION: at all times during the period from the Announcement Date to the end of the Offer Period, MPAL promptly (and in any event within 2 business days) provides to Magellan a copy of all information that is not generally available (within the meaning of the Corporations Act) relating to MPAL or any controlled entity of MPAL or any of their respective businesses or operations that has been provided by MPAL or any of their respective officers, employees, advisers or agents to any person (other than Magellan) for the purposes of soliciting, encouraging or facilitating a proposal or offer by that person, or by any other person, in relation to a transaction under which:

     (a) any person (together with its associates) may acquire voting power of 10% or more in MPAL or any controlled entity of MPAL (whether by way of takeover bid, compromise or arrangement under Part 5.1 of the Corporations Act or otherwise);

     (b) any person may acquire, directly or indirectly (including by way of joint venture, dual listed company structure or otherwise), any interest in all or a substantial part of the business or assets of MPAL or any controlled entity of MPAL; or

     (c) that person may otherwise acquire control or merge or amalgamate with MPAL or any controlled entity of MPAL.


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